UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported) July 22, 2022

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6728 W. Sunset Rd., Ste. 130, Las Vegas, NV 89118

(Address of principal executive offices) (Zip Code)

(800) 859-3010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

As previously reported, Sabina Rizvi notified the Board of Directors of MusclePharm Corporation (the “Company”) of her resignation as President and Chief Financial Officer of the Company, effective July 22, 2022.

On July 22, 2022, the Company entered into a Separation and Release Agreement (the “Separation Agreement”) with Sabina Rizvi. Pursuant to the Separation Agreement, Ms. Rizvi acknowledged that her status as an employee of the Company will end on July 22, 2022 (the “Termination Date”). In addition, Ms. Rizvi tendered her resignation as a director of the Company effective as of the Termination Date. Ms. Rizvi’s resignation was not the result of any disagreement with the Company relating to its operations, policies or practices. The Agreement further provides that the Company shall (a) pay Ms. Rizvi the sum of One Hundred Sixty Two Thousand Five Hundred Dollars ($162,500) (the “Severance Payment”) in equal installments of Eighteen Thousand Fifty Five Dollars and Fifty Six Cents ($18,055.56) on the date of each of the Company’s next nine (9) pay periods following the Effective Date of the Separation Agreement, and (b) pay Ms. Rizvi a lump sum of Six Thousand Two Hundred Sixty Dollars and Twenty Five Cents ($6,260.25) concurrently with the first Severance Payment to offset costs under the Company’s group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). Pursuant to the Separation Agreement, Ms. Rizvi has agreed to comply with the Confidentiality Agreement dated February 17, 2021 between Ms. Rizvi and the Company. The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1. Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Appointment of Eric Chin as Chief Financial Officer

On July 28, 2022, the Board of Directors appointed Eric Chin as Chief Financial Officer and director of the Company. There are no family relationships between Mr. Chin and any other director or officer of the Company. There are no transactions in which Mr. Chin has an interest requiring disclosure under Item 404(a) of Regulation S-K. Set forth below is the biographical information of Mr. Chin, as required by Item 401 of Regulation S-K.

Mr. Chin, joined the Company in June 2022 as Chief Accounting Officer. Prior to that, Mr. Chin served as the Chief Financial Officer of Apollo Medical Holdings Inc. from 2018 to May 2022. Prior to that, Mr. Chin served as the Controller/Head of Finance - Real Estate of Public Storage from 2015 to 2018. Mr. Chin served as Assistant Vice-President - Financial Reporting of Alexandria Real Estate Equities, Inc. from 2011 to 2015. Mr. Chin began his career at Ernst & Young, LLP in 2002. Mr. Chin is a Certified Public Accountant and received his Bachelor of Arts in Business/Economics with Accounting and Computing from UCLA.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation and Release Agreement between the Company and Sabina Rizvi dated July 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Date: July 28, 2022	By:	/s/ Eric Chin
	Name:	Eric Chin
	Title:	Chief Financial Officer

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